UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified in Its Charter)

BIGLARI HOLDINGS INC. BIGLARI CAPITAL CORP. THE LION FUND, L.P. SARDAR BIGLARI
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Item 1: On April 19, 2012, Biglari Holdings Inc. issued the following press release:

SARDAR BIGLARI ISSUES LETTER TO SHAREHOLDERS OF
CRACKER BARREL OLD COUNTRY STORE, INC.

SAN ANTONIO, TX — April 19, 2012 — Sardar Biglari, Chairman and Chief Executive Officer of Biglari Holdings Inc. (NYSE: BH), today issued the following letter to shareholders of Cracker Barrel Old Country Store, Inc. (NASDAQ: CBRL).  Click here to see the shareholder letter in its original form.

Dear Fellow Shareholders:

I have important information to impart to you, as a stockholder of Cracker Barrel. We too are stockholders and own 17% of the Company.

When Cracker Barrel held its annual meeting on December 20, 2011, we owned 10% of the Company and were attempting to change 9% of the Board’s composition. We entered the undertaking knowing that when a company like Cracker Barrel is not imploding, its Board can make promises, usually conditional ones — all in an attempt to win the ensuing proxy contest. That strategy would work if our interests were short term. But I have said that our interest in Cracker Barrel is protracted and long-term. Thus, we do not measure our results by one round of a proxy contest.

When we purchased Cracker Barrel stock, we did not do so to earn a paltry return. Yet after meeting with Chairman Woodhouse and other board members, we were convinced we would not see big returns until more substantive leadership changes became imminent. Anyone with in-depth restaurant knowledge, such as several former Cracker Barrel executives possess, knows that for years the Company’s fundamentals have been declining. Our goal has been to join the Board in order to help avert the trend towards decline and, more significantly, to magnify the value of the Company.

One salient reason for the Company’s troubles, we are convinced, is the continuance of Michael Woodhouse as Executive Chairman in charge of one of the restaurant chain’s highest priorities, namely “menu strategy.” Furthermore, in our view, he has been most responsible for putting the Company in a deplorable condition of distended bloat. Incidentally, it was only after we appeared on the scene did any overt action to reduce costs emerge. Strong leadership does not require a catalyst. Needless to say, the time horizon for Mr. Woodhouse and others is far shorter than ours. In fact, Mr. Woodhouse recently cashed out all of his 343,277 vested options.

Undoubtedly, there is a “frog in the boiling water problem” — a slow, steady decline in customer traffic leading to deterioration in per-store profit. Customer metrics reveal that in the prior seven years fewer patrons have been visiting each store, on average. New stores are being opened, but they tend to shroud the decrease in unit profit because overall profits remain steady. Unless traffic picks up materially, the underlying business will continue to decay. In the final analysis, Mr. Woodhouse has failed in his attempts to grow traffic profitably. It is clear to us Mr. Woodhouse must go. Even with his departure, just one step in the correct direction, progress would be incomplete because lack of performance dictates that Cracker Barrel requires leadership on the Board possessing real ownership and industry experience to help right the business.

We own 17% of the Company, and as such we should be welcomed onto the Board. After all, shareholders are the true owners of the Company. Therefore, it would appear commonsensical that the Company’s largest owner has a right to hold leadership positions on the Board for the benefit of all owners. We believe that only with such board-level changes will stockholders accrue substantial and sustainable value. In the second round, we intend to raise the stakes: We no longer seek only one Board seat. We demand that Michael Woodhouse, Charles Jones, Robert Dale, and Jack Lowery go off the Board. Because of Cracker Barrel’s Board retirement age of 75, prescribed by its own Corporate Governance Guidelines, Messrs. Dale and Lowery should be excluded in the coming year. However, we will also seek the removal of Messrs. Woodhouse and Jones, who, in our eyes, have displayed lackluster performances far too long. As the largest owner of the Company we are deeply committed to remove Woodhouse and Jones — all for the benefit of Cracker Barrel shareholders.

We have vast experience in analyzing, investing, owning, and running restaurant chains. We know that Cracker Barrel’s business fundamentals have been declining. It is our belief that Chairman Woodhouse should be held largely responsible for the Company’s lack of achievement. To us Mr. Woodhouse’s actions have been enervating and ineffectual. Because the value of our current investment is over $210 million in Cracker Barrel, we cannot just wait and hope for matters to improve; hope is not a winning strategy.

Time is clearly ripe for shareholders to demand that management institute clear performance goals. The way management has been playing the expectation game, once its results are in, only then does it supply the rationale why performance was satisfactory — ex post facto. Fellow shareholders should hold realistically optimistic, but not low, expectations. In our view, traffic should grow annually by a minimum of 3%, and we believe a target of 5% is reasonable after seven plus years of declines. We deem anything less as failure. Of course, it is profit that counts; based on our experience, the main means to bolster profit without significant capital reinvestment is by judiciously increasing traffic. Shareholders should not allow Cracker Barrel management to justify its weak numbers by comparing itself to a cherry-picked group (or an index whose composition is undisclosed) comprised of poorly performing restaurant chains. After all, Cracker Barrel is a brand that ought to thrive in the current economic environment; no longer will we tolerate management’s continuing attempt to absolve itself from its own results, glibly announcing the outcome as resulting from the “challenging environment.” This phrase has become a rather weak argument as many restaurant chains have been substantially increasing traffic and same-store sales. In fact, Biglari Holdings’ wholly-owned subsidiary Steak n Shake is on its fourth year of increases in traffic and same-store sales.

We have the most to lose from Board blunders and vacuous promises. Furthermore, the significant size of our investment in Cracker Barrel represents a significant portion of our net worth. As a consequence, we will not stop our pursuit of improvement in the performance of the Company. Many Cracker Barrel employees, directors, and shareholders will come and go — but we intend, constantly, to preserve significant ownership in the Company. Since September, 2011, I have written Cracker Barrel shareholders three letters that pinpoint real problems, provide a clear strategic roadmap to address them, and present fresh perspectives on how best to engender value — everything in the interest of Cracker Barrel shareholders. All the information is available on our website at enhancecrackerbarrel.com. This website will continue to be the method that we will use to communicate with all shareholders.

I now give you the principal message of my letter:

I am convinced that there is a great deal of upside in Cracker Barrel’s stock. To unlock its inherent value, I am asking you to join in on our value-maximization mission. Creative disruption needs to occur in the boardroom of Cracker Barrel — with the consequence of disrupting negative long-term trends in traffic and amplifying operating performance. We will continue to do the heavy lifting, but in order to be successful, we require owner-oriented shareholders who will back our efforts at the next meeting of stockholders. Let’s underscore the basic idea: We want shareholders who share our owner mentality to support us; only then can we be positioned to implement triumphant, value-maximizing ideas. I pledge in return that Biglari Holdings will not sell a single share of Cracker Barrel stock. If we should decide to do so — again, we have no such plans — we would first issue a press release to notify all shareholders quite far in advance (i.e., minimum of two weeks). In other words, we will not take advantage of you.

The shareholder profile of Cracker Barrel has been changing. We believe true owners of the stock will support our owner-driven ideas. You should take comfort that your returns will move in lock-step with ours, and among Cracker Barrel stockholders we have the most capital at risk. Categorically, it is imperative for Cracker Barrel investors to insist on higher expectations for the Company. Bottom line: We are here to spawn returns, and we are resolved to prevail until we generate an abundance for everyone. While I cannot promise financial returns, I do have a guarantee: We will not stop our value maximization mission with simply another proxy fight to precipitate high risk-adjusted returns.

Here is one simple yet forceful piece of data that I first introduced in my November 14, 2011 letter to you:  In fiscal 1998, Cracker Barrel, under its founder Danny Evins, achieved operating income of $164.9 million with 357 stores, or $462,000 of operating income per store.  For fiscal 2011, Cracker Barrel produced operating income of $167.2 million with 603 stores, or $277,000 of operating income per store.  By simply closing the productivity gap — realizing the additional $185,000 of operating income per store that the Company was able to achieve in fiscal 1998 — Cracker Barrel’s 603 stores would earn an additional $110 million in operating profit. I estimate the market would value the increase in profit at over $1 billion, based on the Company’s current earnings multiple. What I have quantified is the impact of improving operations, which I believe is the uttermost lever to attaining maximal intrinsic value.

Anyone who has learned about me knows I do not overpromise. But I am convinced that there is enormous potential at Cracker Barrel.  I am also convinced the current leadership of Cracker Barrel will not unleash the potential value of the Company. In my judgment, the real missing piece is entrepreneurial leadership. We will supply the expertise with a commitment to one goal, advancing shareholder value in a fundamental and substantial way.

I welcome you to join us in our mission.

We are just beginning.

Sincerely,

/s/ Sardar Biglari

Sardar Biglari

*  *  *

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Biglari Holdings Inc., an Indiana corporation (“BH”), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies for the election of individuals to the Board of Directors of Cracker Barrel Old Country Store, Inc. (the “Company”) at the 2012 annual meeting of shareholders of the Company.

BH ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the proxy solicitation are BH, Biglari Capital Corp., a Texas corporation (“BCC”), The Lion Fund, L.P., a Delaware limited partnership (“Lion Fund”), and Sardar Biglari (the “Participants”).

As of the close of business on April 18, 2012, BH owned directly 3,795,865 shares of Common Stock.  As of the close of business on April 18, 2012, the Lion Fund owned directly 140,100 shares of Common Stock.  Each of BCC, as the general partner of the Lion Fund, and Biglari Holdings, as the parent of BCC, may be deemed to beneficially own the shares of Common Stock directly owned by the Lion Fund.  Mr. Biglari, as the Chairman and Chief Executive Officer of each of BCC and Biglari Holdings, may be deemed to beneficially own the shares of Common Stock directly owned by Biglari Holdings and the Lion Fund.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this proxy solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants. Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.

Item 2: The following materials were posted by Biglari Holdings Inc. to http://www.enhancecrackerbarrel.com:

Important Notice

This website may contain forward-looking statements. These statements may be identified by the use of forward-looking terminology such as the words "expects," "intends," "believes, " "anticipates" and other terms with similar meaning indicating possible future events or actions relating to the business or shareholders of Cracker Barrel Old Country Store, Inc. (the "Company"). These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the ability of Biglari Holdings Inc. ("Biglari Holdings"), Biglari Capital Corp. ("BCC"), The Lion Fund, L.P. (the "Lion Fund"), and Sardar Biglari to successfully solicit sufficient proxies to elect individuals to the Company's board of directors through a proxy solicitation to be undertaken by them, the ability of such individuals to work with the other members of the Company's board of directors to improve the performance of the Company and risk factors associated with the business of the Company, as described in the Company's Annual Report on Form 10-K for the fiscal year ended July 29, 2011, and in other periodic reports of the Company, which are available at no charge at the website of the Securities and Exchange Commission ("SEC") at http://www.sec.gov. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.

This website may be deemed to constitute solicitation material and is intended solely to inform shareholders so that they may make an informed decision regarding the proxy solicitation.

The participants in the proxy solicitation are Biglari Holdings, BCC, the Lion Fund and Sardar Biglari (the "Participants").

This communication is not a solicitation of a proxy, which may be done only pursuant to a definitive proxy statement.

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ENHANCE
CRACKER BARREL

Letters to Shareholders

- April 19, 2012
- December 9, 2011
- November 14, 2011
- September 12, 2011

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CRACKER BARREL

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Full Proxy Report
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THIS SITE INCLUDES NEWS AND INFORMATION, COMMENTARY, AND OTHER CONTENT RELATING TO CRACKER BARREL OLD COUNTRY STORE, INC. (THE "COMPANY"), INCLUDING BY PERSONS OR COMPANIES THAT ARE NOT AFFILIATED WITH BIGLARI HOLDINGS INC. ("THIRD PARTY CONTENT"). THE AUTHOR AND SOURCE OF ALL THIRD PARTY CONTENT AND DATE OF PUBLICATION IS CLEARLY AND PROMINENTLY IDENTIFIED. THIRD PARTY CONTENT IS AVAILABLE THROUGH FRAMED AREAS, THROUGH HYPERLINKS TO THIRD PARTY WEB SITES, OR IS SIMPLY PUBLISHED ON THE SITE. BIGLARI HOLDINGS INC. AND ITS AFFILIATES HAVE NOT BEEN INVOLVED IN THE PREPARATION, ADOPTION OR EDITING OF THIRD PARTY CONTENT AND DO NOT EXPLICITLY OR IMPLICITLY ENDORSE OR APPROVE SUCH CONTENT. THE PURPOSE OF MAKING THE THIRD PARTY CONTENT AVAILABLE IS TO PROVIDE RELEVANT INFORMATION TO SHAREHOLDERS OF THE COMPANY IN CONNECTION WITH THE ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS OF THE COMPANY AT ITS 2012 ANNUAL MEETING OF SHAREHOLDERS AND THE MANAGEMENT AND AFFAIRS OF THE COMPANY IN GENERAL.

COPYRIGHT © 2011 BIGLARI HOLDINGS INC.

Privacy Policy | Terms & Condtions | Disclaimer

*  *  *

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Biglari Holdings Inc., an Indiana corporation (“BH”), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies for the election of individuals to the Board of Directors of Cracker Barrel Old Country Store, Inc. (the “Company”) at the 2012 annual meeting of shareholders of the Company.

BH ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the proxy solicitation are BH, Biglari Capital Corp., a Texas corporation (“BCC”), The Lion Fund, L.P., a Delaware limited partnership (“Lion Fund”), and Sardar Biglari (the “Participants”).

As of the close of business on April 18, 2012, BH owned directly 3,795,865 shares of Common Stock.  As of the close of business on April 18, 2012, the Lion Fund owned directly 140,100 shares of Common Stock.  Each of BCC, as the general partner of the Lion Fund, and Biglari Holdings, as the parent of BCC, may be deemed to beneficially own the shares of Common Stock directly owned by the Lion Fund.  Mr. Biglari, as the Chairman and Chief Executive Officer of each of BCC and Biglari Holdings, may be deemed to beneficially own the shares of Common Stock directly owned by Biglari Holdings and the Lion Fund.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this proxy solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants. Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.